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EXHIBIT 10.2

                  ASSIGNMENT OF COPYRIGHTS AND TRADEMARK RIGHTS

         THIS ASSIGNMENT OF COPYRIGHTS AND TRADEMARKS (this "AGREEMENT") dated as of October 31, 2001 (the "EFFECTIVE DATE"), is entered into by and between Broderbund Properties LLC ("BRODERBUND"), with offices located at 500 Redwood Boulevard, Novato, California 94947 and International Microcomputer, Inc. ("ASSIGNEE"), a California corporation with offices located at 75 Rowland Way, Novato, California 94945.

                                    RECITALS

         WHEREAS, Broderbund is the owner of a certain software program which a predecessor in interest of Broderbund's had developed, marketed, distributed and sold under the name "Org Plus"; and

         WHEREAS, Assignee desires to acquire from Broderbund all rights, title and interest in such software program and trademarks related thereto so that Assignee may market, distribute and sell such software program; and

         WHEREAS, Broderbund desires to assign such rights to Assignee in exchange for certain licenses to Assignee's products and other consideration;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.       DEFINITIONS.

         The following capitalized terms shall have the respective meaning set forth below when used herein:

         "ASSIGNED AGREEMENTS" means the contracts set forth in Exhibit A attached hereto.

         "CODE" means computer programming code. Except as otherwise specified, Code shall include both object code and source code.

         "COPYRIGHT INTERESTS" means the interests Broderbund or affiliate of Broderbund owns, or has the right to assign, in copyrights in and to the Products (other than the Generic Code), together with any other copyright interests accruing by reason of international copyright conventions and any moral rights pertaining thereto, including the right to sue for, settle, or release any past, present, or future infringement thereof.

         "DOCUMENTATION" means written materials (and machine-readable text subject to display and printout) that directly relate to and/or describe particular Code.

          "EXISTING LICENSES" means the end-user license agreements between Broderbund and its end-user customers, which relate solely to copies of the Products that have already been fully delivered and installed.

         "GENERIC CODE" means the Code consisting of subroutines, if any, that are currently part of the Product and used by Broderbund, its affiliates or third parties in other products or for other purposes.

         "OTHER INTERESTS" means the interests, other than the Copyright Interests and the Trademark Interests, that Broderbund or any predecessor or affiliate of Broderbund owns or have the right to assign in (a) any idea, design, concept, technique, invention, discovery, or improvement, whether or not patentable, but including patents, patent applications, trade secrets, and know-how, that are embodied in or evidenced by the Products (excluding Generic
Code) or required to be used or practiced in order to exercise the rights and licenses granted hereunder; and (b) pictorial, graphic, or audio/visual works, including icons, screens, characters, data formats, and reports created as a result of execution of the Products (excluding Generic Code), whether such pictorial, graphic, or audio/visual works are created by use of the Products alone or with other programming or through other means.

         "PRODUCT(S)" means the forms of Code and Documentation listed in Exhibit B attached hereto.


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         "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.1 hereof.

         "REGISTERED USER DATABASE" means the database of the names and other information respecting registered users of the Product distributed by Broderbund.

         "TRADEMARK INTERESTS" means the interests Broderbund or any predecessor or affiliate of Broderbund owns, or have the right to assign, in the United States and foreign registered and common law trademarks and service marks set forth in Exhibit C attached hereto, together with all other trademark or service mark interests accruing by reason of international trademark conventions, accompanied by the goodwill of all business connected with the use of and symbolized by such marks including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same.

2.       CONVEYANCE OF RIGHTS.

         2.1 Copyright Interests. Subject to the payment of the Purchase Price and the other terms and conditions set forth herein, Broderbund, for itself and its affiliates, hereby transfers, grants, conveys, assigns, and relinquishes exclusively to Assignee, in perpetuity, all of Broderbund's and its predecessors' and affiliates' right, title, and interest in and to the Copyright Interests.

         2.2 Trademark Interests. Subject to the payment of the Purchase Price and the other terms and conditions set forth herein, Broderbund, for itself and its affiliates, hereby transfers, grants, conveys, assigns, and relinquishes exclusively to Assignee, in perpetuity, all of Broderbund's and its predecessors' and affiliates' right, title, and interest in and to the Trademark Interests. Broderbund further transfers and assigns the right to file for and obtain registrations of the Trademark Interests anywhere in the world with the right to base priority on Broderbund's first date of use or on any application and/or registration being assigned herein. Except as permitted under Article 5 hereof, Broderbund covenants not to use or display the Trademark Interests anywhere in the world except by authorization of Assignee, and further covenants not to contest or challenge the validity of the Trademark Interests, any applicable registrations thereof or the ownership of the Trademark Interests by Assignee.

         2.3 License to Other Interests. As of the Effective Date, Broderbund, to the extent of its right and power to do so, grants Assignee a worldwide, nonexclusive, irrevocable, royalty-free, and assignable right and license, together with the right to grant sublicenses, in and to the Other Interests, as necessary for Assignee (or any person or entity acting with Assignee or under its authority) to use, execute, copy, display, and perform and to distribute, license, and sublicense internally and externally the Products.

         2.4 License to Generic Code. As of the Effective Date, Broderbund, to the extent of its right and power to do so, grants Assignee a worldwide, nonexclusive, irrevocable, royalty-free, and assignable right and license in and to the Generic Code, as necessary for Assignee (or any person or entity acting with Assignee or under its authority) to use, execute, copy, display, and perform and to distribute, license, and sublicense internally and externally the Products.

         2.5 Existing Contracts. Assignee agrees to cooperate with Broderbund, at Broderbund's expense, to assist Broderbund in performing any obligations remaining under any Existing Licenses.

3.  ASSIGNMENT OF AGREEMENTS.

         3.1 Condition of Assigned Agreements. Broderbund represents and warrants, to the best of its knowledge, that (a) Assignee has simultaneously been furnished true and complete copies of the Assigned Agreements, (b) the Assigned Agreements are in full force and effect without material amendment or waiver, and (c) there is and has been no act, event, or circumstance that, with the lapse of time or the giving of notice as required, constitutes a material breach or default under the terms of the Assigned Agreements.

         3.2 Assignment and Assumption. Broderbund hereby assigns, transfers, and conveys all rights and obligations under the Assigned Agreements to Assignee, and Assignee assumes the obligation for performance of the terms of the Assigned Agreements. Assignee shall perform the Assigned Agreements in accordance with their terms, and shall make


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all payments, if any, that become due and payable thereunder after the Effective
Date. Assignee shall have no right to any amounts previously paid to Broderbund under any Assigned Agreement.

         3.3 Support. Each party shall be responsible to support the Products that it distributes.


4.  DELIVERY AND ASSISTANCE.

         4.1 Products. Assignee acknowledges that it is already in possession of a master disk of the Products in the form delivered to Assignee under a Software License Agreement between Assignee and Broderbund's predecessor in interest dated as of October 2, 1998.

         4.2 User Lists. Broderbund hereby transfers the Registered User Database to Assignee which Assignee may use for purposes of marketing, distribution and sale of the Products.

         4.3 Cooperation. Broderbund shall provide reasonable cooperation to Assignee (at Assignee's expense) to effect the transfer of ownership of the Copyright Interests and Trademark Interests to Assignee.

         4.4 Further Assurances. Each party hereto agrees that upon the other party's reasonable request (and expense) it shall execute and deliver such further conveyance agreements, and take such further action, as may be necessary or desirable to evidence more fully the transactions described in this Agreement. Broderbund agrees to provide Assignee (at Assignee's expense) reasonable cooperation with respect to Assignee's filings for copyright and trademark protection respecting the rights assigned hereunder. Notwithstanding the foregoing, Assignee will bear all expenses (including attorney's fees) associated with any filings for copyright and trademark protection.

5.  RESERVATION OF RIGHTS AND LICENSES BY Broderbund.

         5.1 Products. Broderbund hereby reserves and retains for its and its affiliates' own benefit, and Assignee confirms upon Broderbund, the nonexclusive, irrevocable, royalty-free right and license under the Copyright Interests, Trademark Interests and Other Interests to make and use copies of the Products only for purposes of sublicensing such copies, in object code form only, pursuant to the warranty provision(s) of the Existing Licenses. Such rights and licenses shall be perpetual. Nothing contained in this Section 5.1 shall be construed to allow Broderbund to copy, manufacture, distribute or sell the Products to any person other than existing customers.

         5.2 Archival Copies. Broderbund may make and retain additional but no more than 25 copies of the Products for nonproductive archival purposes.

6.  ASSIGNEE'S OBLIGATIONS; OTHER OBLIGATIONS

         6.1 Assignee's Obligations. In consideration of the rights conveyed to Assignee hereunder, Assignee shall execute the Software License and Distribution Agreement, attached as Exhibit E dated October 31, 2001 and the Termination Agreement attached as Exhibit F dated October 31, 2001. The execution of these agreements is a condition precedent to the effectiveness of this Agreement and the rights conveyed herein.

         6.2 Other Obligation. As further consideration for the rights conveyed and obligations assumed pursuant to this Agreement, each of the parties hereby agrees to mutually release and forever discharge the other from any claims, liabilities, damages, expenses, fees, indemnification obligations, or any other amounts which either of them may owe the other relating to litigation between Imageline, Inc. and Assignee. In entering into this agreement and making this release, both parties expressly waive the provisions of Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor." Each party understands and acknowledges the significance and consequences of waiving the provisions and benefits of Section 1542, and


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each specifically intends to waive both known and unknown claims under this provision as well as under any similar federal or common law principle.

7.  REPRESENTATION AND WARRANTIES; LIMITATIONS; INDEMNIFICATION.

         7.1 Representations and Warranties. Broderbund represents and warrants that (a) to the knowledge of Broderbund, the Copyright Interests, the Trademark Interests, and the Other Interests, as heretofore exercised in connection with Broderbund's business, do not infringe the rights of any other person or entity;
(b) to the knowledge of Broderbund, no claim of any such infringement or violation has been threatened or asserted, and no such claim is pending against Broderbund, its affiliates, or its end-user customers; (c) Broderbund has not entered into any agreement (other than the Assigned Agreements), license (other than the Existing Licenses), release, or order that currently or in the future will restrict the right of Broderbund or Assignee to exploit the Products in any way; and (d) the execution, delivery, and performance of this Agreement by Broderbund do not and will not violate any security agreement, indenture, order, or other instrument to which Broderbund is a party or by which it or any of its assets is bound.

         7.2 No Warranty. Notwithstanding anything to the contrary contained herein, Broderbund makes no representation or warranty that it (a) owns or holds rights in any Trademark Interests, Other Interests or the Registered User Database or (b) owns or holds rights in any goodwill of any business connected with the use of and symbolized by any Trademark Interests or Other Interests; provided, however, that Broderbund hereby confirms to Assignee that it is not aware, and knows of no reason that it should be aware, of any action or threatened action which contests Broderbund's ownership of the Copyright Interests, the Trademark Interests, the Other Interests or the Registered User Database.

         7.3 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, Broderbund MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, COPYRIGHT INTERESTS, TRADEMARK INTERESTS, OTHER INTERESTS OR THE REGISTERED USER DATABASE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

THE LIABILITY OF EITHER PARTY TO THE OTHER UNDER ALL OF THE PROVISIONS OF THIS AGREEMENT (OTHER THAN THE LIABILITY OF BRODERBUND TO ASSIGNEE UNDER SECTIONS 7.1
(a)) SHALL BE LIMITED TO DIRECT DAMAGES AND, EXCEPT AS PROVIDED IN THIS SECTION, SHALL NOT EXCEED$100,000. IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE TO THE OTHER FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) EVEN IF THE OTHER PARTY HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.  INDEMNIFICATION.

         8.1 Broderbund Indemnification. Broderbund agrees to indemnify and hold harmless Assignee, its successors and assigns, including any subsidiary, officer, director, employee, agent, contractor, licensee, or customer, from and against any loss, liability, claim, or damage (including court costs and reasonable attorney fees) sustained by it or them as a result of (a) a claim or allegation that the Products (excluding any trademarks, service marks or logos included therein) infringe the registered copyright or trademark of any third party or (b) the breach of any representation, warranty or agreement of Broderbund made herein. If such a claim arises, or in either party's judgment is likely to arise, Assignee agrees to allow Broderbund, at Broderbund's option, to procure the right to permit the continued exercise of such rights in the Product or to replace, re-label, or modify them without material change so they become non-infringing. Broderbund shall have no obligation under the foregoing obligation with respect to any claim of infringement based upon Assignee's, IMSI's or any licensee's or purchaser's modification of the Products or their combination, operation; or use with programs or equipment.

         8.2 Assignee Indemnification. Assignee shall indemnify and hold harmless Broderbund, its successors and assigns, including any subsidiary, officer, director, employee, agent, contractor, licensee, or customer, from and against any loss, liability, claim, or damage (including court costs and reasonable attorney fees) sustained by it or them as a result of the (a) marketing or servicing by Assignee of the Product and (b) breach of any representation, warranty or agreement of Assignee made herein.


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         8.3 Litigation. With respect to any claims falling within the scope of the foregoing indemnifications:

         (a) each party agrees to notify the other promptly of and keep the other fully advised with respect to such claims and the progress of any suits in which the other party is not participating;

         (b) the indemnifying party shall have the right to defend any suit instituted against the indemnified party;

         (c) the indemnifying party shall have the right to participate, at its expense, in the defense of a claim or suit made or filed against the indemnified party; and

         (d) a party participating in or assuming the defense of a claim or suit against the other party shall not settle such claim or suit without the prior written approval of the other party, which approval will not be unreasonably withheld or delayed.

         8.4 Indemnification Limits. Neither party shall be required to make any indemnification payment pursuant to this Section 8 until such time as the total amount of all damages that have been directly suffered or incurred by such party exceeds US $25,000. Each party's indemnification obligations set forth herein shall terminate two (2) years after the Effective Date and neither party shall be required to indemnify the other for any amount accrued after such period.

9.       NOTICES.

         Notices permitted or required under this Agreement shall be sent to the addresses set forth below and shall be sent by hand delivery, by facsimile followed with written confirmation sent by mail, by overnight courier or by registered or certified mail, return receipt requested. Notices shall be deemed to have been given on the date actually received if sent by hand delivery or overnight courier, on the date sent if sent by facsimile, or three (3) days after mailing if sent by registered or certified mail.

If to Broderbund:                                  If to Assignee:

Broderbund, Inc.                                   IMSI
500 Redwood Boulevard                              75 Rowland Way
Novato, California 94947                           Novato, California 94945
Attention:  Vice President, Legal Affairs          Telephone:  (415) 878-4000
Telephone:          (415) 382-4400                 Facsimile:  (415) 897-2544
Facsimile:          (415) 382-4411


10.      DISPUTE RESOLUTION.

         Intentionally omitted.

11.      MISCELLANEOUS.

         11.1 Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the Products, supersedes any prior written or oral agreement or understandings between the parties with respect to the Products, and cannot be changed or terminated orally. This Agreement may be amended only by a writing signed by the parties hereto.

         11.2 Assignment. This Agreement may be freely assigned by either party.

         11.3 Enforceability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

         11.4 Independent Contractors. Broderbund and Licensee shall perform their duties pursuant to this Agreement as independent contractors. Nothing in this Agreement shall be construed to create a joint venture,


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partnership or other joint relationship between Broderbund and Assignee. Neither party shall have the ability to incur any obligation on behalf of the other party.

         11.5 Successors. All rights and obligations arising out of this Agreement shall inure to the benefit of, and be binding on and enforceable by the parties and their respective successors and permitted assigns.

         11.6 Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of California and all claims and/or lawsuits in connection with agreement must be brought in San Francisco, California.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

BRODERBUND PROPERTIES LLC                     INTERNATIONAL MICROCOMPUTER, INC.

                                              By:  /s/  Gordon Landies
By:  /s/  Andrew Freedman
                                              Its:  President
Its:  CFO


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                                    EXHIBIT A

                               ASSIGNED AGREEMENTS

1. Source Code License and Distribution Agreement between Broderbund's predecessor in interest and Microsoft Corporation dated April 2, 1999.

2. Apple Computer Desktop Services Site-License Agreement between Banner Blue Corporation and Apple Computer, Inc. dated March 14, 1991.


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                                    EXHIBIT B

                                     PRODUCT

Org Plus software product and related documentation as delivered to IMSI under the Software License Agreement between IMSI and the Learning Company Properties Inc. dated as of October 2, 1998. The Product does not include any upgrades, updates, new versions, work in progress or network versions thereof, or other modifications thereto, owned by Broderbund or any third party, including without limitation any modifications developed by IMSI (each a "DERIVATIVE PROGRAM"). Broderbund hereby confirms to Assignee that Broderbund has granted no rights in any Derivative Program to any third party other than under the Existing Licenses and the Assigned Agreements.


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                                    EXHIBIT C

                                Registered Users


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                                    EXHIBIT D

                                   TRADEMARKS

"ORG PLUS"


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